UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2018

Ominto, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-37639	13-4067623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1515 S. Federal Highway, Suite 307, Boca Raton, FL	33432
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (561) 362-2393

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 1 4a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐ Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐ Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On September 30, 2018 Ominto, Inc., a Nevada corporation (the “Company”) entered into a Share Sale and Purchase Agreement (the “SPA”) by and between the Company and One Vision Capital Group A/S (“OVC”) to sell an insignificant amount of the assets of the Company, including certain wholly-owned subsidiaries (collectively, the “Network Subsidiaries”) to OVC as listed in Exhibit 99.1 hereto. As consideration for the Network Subsidiaries, OVC will pay a total purchase price of $1,000,000, less an advance deposit of $580,000, subject to adjustment as provided in the SPA. The SPA contains customary representations and warranties and provides that OVC and the Company will enter into other ancillary agreements with respect to the Network Subsidiaries. OVC is affiliated with Michael Hansen, a member of the Board and the Chief Executive Officer of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Network Subsidiaries

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMINTO, INC.
Date: October 4, 2018
	By:	/s/ Jim Spielman
		Name:	Jim Spielman
		Title:	Chief Financial Officer

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